UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10614 Science Center Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2017, we issued a press release announcing our financial results for the first quarter ended March 31, 2017. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 and the attached Exhibit 99.1 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and the attached exhibit shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 2, 2017, we implemented a corporate restructuring to streamline our operations, reduce our operating expenses, extend our cash runway and focus our resources on our most promising programs. In connection with the restructuring, we committed to a reduction in our total workforce by approximately 30% percent to 65 employees. The restructuring was approved by our Board of Directors on May 2, 2017, and affected employees were informed on May 4, 2017. We expect to complete the workforce reduction in May 2017. We estimate that we will record charges of approximately $2.0 million for employee severance and other related termination benefits. Severance payments are expected to be paid in full by the end of the second quarter of 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2017, Paul C. Grint, M.D. resigned as our President and Chief Executive Officer and as a director, effective immediately. Dr. Grint has also withdrawn himself as a nominee for director at our 2017 annual meeting of stockholders. In connection with his resignation, and subject to our receiving an effective release and waiver of claims from Dr. Grint, Dr. Grint will receive (1) a lump sum severance payment equal to 12 months of his base salary in effect at the time of his resignation, (2) a lump sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance for a period of 12 months and (3) vesting acceleration of all outstanding options or other equity incentive awards held by Dr. Grint that are subject to time-based vesting as of the time of his resignation. In addition, subject to Dr. Grint’s consent and our receipt of an effective release and waiver of claims from Dr. Grint, the post-termination exercise period of all outstanding options held by Dr. Grint will be extended to one year following the date of his resignation.

On May 4, 2017, Joseph P. Hagan, our Chief Operating Officer, was appointed to the position of President and Chief Executive Officer, principal executive officer and as a director, effective immediately. Any shares voted by proxy for the election of Dr. Grint as a director at our 2017 annual meeting of stockholders, scheduled to be held on June 1, 2017 at 9:00 a.m. local time at our principal executive offices, will instead be voted for the election or Mr. Hagan, as substitute nominee.

As part of his appointment to President and Chief Executive Officer, on May 4, 2017, the Board of Directors increased Mr. Hagan’s base annual compensation to $500,000 and his target bonus to 50% of his base salary. In addition, Mr. Hagan was granted an option to purchase 750,000 shares of our common stock, at a grant price equal to our stock’s closing price on the date of grant. Twenty-five percent of the shares underlying the stock options will vest on the first anniversary of the date of grant with the remainder to vest in equal monthly installments over the following three years, such that the option is fully vested four years after the date of grant, subject to Mr. Hagan’s continued service to us through each vesting date.

Mr. Hagan, age 48, served as our Chief Operating Officer, principal financial officer and principal accounting officer from January 2016 until his appointment as our President and Chief Executive Officer on May 4, 2017. From June 2011 through December 2015, Mr. Hagan served as the Executive Vice President, Chief Financial Officer and Chief Business Officer of Orexigen Therapeutics, Inc. From May 2009 to June 2011, Mr. Hagan served as Orexigen’s Senior Vice President, Corporate Development, Strategy and Communications. From September 2004 to April 2008, Mr. Hagan served as Managing Director of Amgen Ventures. Prior to starting the Amgen Ventures Fund, Mr. Hagan served as Head of Corporate Development for Amgen Inc. Before joining Amgen, Mr. Hagan spent five years in the bioengineering labs at Genzyme and Advanced Tissue Sciences. Mr. Hagan has served on the board of directors of Zosano Pharma, a publicly traded biotechnology company, since May 2015. He received an M.B.A. from Northeastern University and a B.S. in Physiology and Neuroscience from the University of California, San Diego. Our Board of Directors believes that Mr. Hagan’s experience in the biotechnology industry, as well as his service as an executive officer of our company, qualify him to serve on our Board of Directors.

On May 4, 2017, our Board of Directors appointed Daniel Chevallard as our Chief Financial Officer and our principal financial and accounting officer. Prior to his appointment, Mr. Chevallard had served as our Vice President, Finance and Accounting since May 2013 and as Vice President, Accounting and Financial Reporting commencing in December 2012. Prior to joining Regulus, Mr. Chevallard held various senior roles in corporate finance, accounting and financial reporting including Controller and Senior Director, Finance with Prometheus Laboratories Inc. (acquired by Nestle´ Health Science in July 2011) from April 2006 to December 2012. From September 2001 to April 2006, Mr. Chevallard was employed by public accounting firm Ernst & Young, LLP in their assurance services practice. Mr. Chevallard received his Bachelor of Accountancy from the University of San Diego and is a Certified Public Accountant in the state of California.

In addition, on May 4, 2017, Timothy Wright, M.D., our Chief Research & Development Officer, was granted an option to purchase 350,000 shares of our common stock, at a grant price equal to our stock’s closing price on the date of grant. Twenty-five percent of the shares underlying the stock option will vest on the first anniversary of the date of grant with the remainder to vest in equal monthly installments over the following three years, such that the option is fully vested four years after the date of grant, subject to Dr. Wright’s continued service to us through each vesting date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Regulus Therapeutics Inc. on May 4, 2017 relating to financial results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: May 4, 2017	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Regulus Therapeutics Inc. on May 4, 2017 relating to financial results